Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report, dated February 12, 2018, relating to the consolidated financial statements of Apollo Global Management, LLC and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2017:

•    Registration Statement No. 333-211226 on Form S-3ASR
•    Registration Statement No. 333-211225 on Form S-3ASR
•    Registration Statement No. 333-188417 on Form S-3ASR
•    Registration Statement No. 333-211227 on Form S-8

/s/ Deloitte & Touche LLP
New York, New York
February 12, 2018